As filed with the Securities and Exchange Commission on March 31, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under The Securities Act of 1933

TALARIS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	83-2377352
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

93 Worcester St.

Wellesley, MA 02481

(502) 398-9250

(Address, including zip code and telephone number, including area code, of Registrant’s principal executive offices)

Talaris Therapeutics, Inc. 2021 Stock Option and Incentive Plan

Talaris Therapeutics, Inc. 2021 Employee Stock Purchase Plan

(Full title of the plans)

________________________________________________________________

Scott Requadt

President and Chief Executive Officer

93 Worcester St.

Wellesley, MA 02481

(502) 398-9250

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard Hoffman, Esq.

Sarah Ashfaq, Esq.

Gabriela Morales-Rivera, Esq.

Goodwin Procter LLP

100 Northern Avenue

Boston, Massachusetts 02210

(617) 570-1000

________________________________________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒ Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

This Registration Statement on Form S-8 is being filed for the purpose of registering (i) an additional 2,089,379 shares of common stock, par value $0.0001 per share (“Common Stock”), of Talaris Therapeutics, Inc. (the “Registrant”) to be issued under the Registrant’s 2021 Stock Option and Incentive Plan (the “2021 Plan”) and (ii) an additional 417,875 shares of Common Stock of the Registrant to be issued under the Registrant’s 2021 Employee Stock Purchase Plan (the “2021 ESPP”), for which a Registration Statement on Form S-8 (File No. 333-255835) relating to the same employee benefit plans is effective.

These additional shares are of the same class as other securities relating to the 2021 Plan and 2021 ESPP for which the Registrant’s Registration Statements on Form S-8 (File Nos. 333-255835 and 333-263647) filed with the Securities and Exchange Commission (the “Commission”) on May 6, 2021 and March 17, 2022, respectively, are effective.

Pursuant to General Instruction E to Form S-8, the contents of the Registration Statements on Form S-8 (File Nos. 333-255835 and 333-263647) filed with the Commission on May 6, 2021 and March 17, 2022, respectively, are incorporated by reference except to the extent supplemented, amended or superseded by the information set forth herein. Only those items of Form S-8 containing new information not contained in the earlier registration statements is presented herein.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The exhibits to this Registration Statement are listed in the Exhibit Index attached hereto and incorporated by reference herein.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Third Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K (File No. 001-40384) filed on May 11, 2021).
4.2	Second Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Form 8-K (File No. 001-40384) filed on May 11, 2021).
4.3	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to our Registration Statement on Form S-1/A (File No. 333-255316) filed with the SEC on May 3, 2021).
4.4

Amended and Restated Investors’ Rights Agreement among the Registrant and certain of its stockholders, effective as of September 22, 2020 (incorporated by reference to Exhibit 4.2 of the Registrant’s Registration Statement on Form S-1 (File No. 333-255316) filed on April 16, 2021).

5.1*	Opinion of Goodwin Procter LLP.
23.1*	Consent of Deloitte & Touche LLP, independent registered public accounting firm.
23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page).
99.1

2021 Stock Option and Incentive Plan and form of award agreements thereunder (incorporated by reference to Exhibit 10.2 to our Registration Statement on Form S-1/A (File No. 333-255316) filed with the SEC on May 3, 2021).

99.2	2021 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.3 to our Registration Statement on Form S-1/A (File No. 333-255316) filed with the SEC on May 3, 2021).
107*	Filing Fee Table.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wellesley, State of Massachusetts, on this 31st day of March, 2023.

TALARIS THERAPEUTICS, INC.
By:	/s/ Scott Requadt
Name: Scott Requadt Title: President, Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints each of Scott Requadt and Mary Kay Fenton as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

Name	Title	Date

/s/ Scott Requadt	President and Chief Executive Officer (Principal Executive Officer)	March 31, 2023
Scott Requadt

/s/ Mary Kay Fenton	Chief Financial Officer (Principal Accounting Officer and Principal Financial Officer)	March 31, 2023
Mary Kay Fenton

/s/ Francois Nader	Director, Chairperson	March 31, 2023
Francois Nader

/s/ Sandip Agarwala	Director	March 31, 2023
Sandip Agarwala

/s/ Suzanne T. Ildstad	Director	March 31, 2023
Suzanne T. Ildstad, MD

/s/ Geoff MacKay	Director	March 31, 2023
Geoff MacKay

/s/ Mark D. McDade	Director	March 31, 2023
Mark D. McDade

/s/ Gaurav D. Shah	Director	March 31, 2023
Gaurav D. Shah, MD

/s/ Karen L. Smith	Director	March 31, 2023
Karen L. Smith, MD

/s/ Sapna Srivastava	Director	March 31, 2023
Sapna Srivastava, PhD